The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

Investor Class
Janus Mid Cap Value Fund $339,400
Janus Small Cap Value Fund $171,007

Institutional Class
Janus Mid Cap Value Fund $69,308
Janus Small Cap Value Fund $140,006


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

Investor Class
Janus Mid Cap Value Fund $1.6183
Janus Small Cap Value Fund $4.8345

Institutional Class
Janus Mid Cap Value Fund $1.6183
Janus Small Cap Value Fund $4.8345